As filed with the Securities and Exchange Commission on May 29, 2014

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _______________

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 _______________

Glori Energy Inc.

(Exact name of registrant as specified in its charter)

 _______________

Delaware	46-4527741
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4315 South Drive
Houston, Texas 77053
713-237-8880
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Victor Perez
Glori Energy Inc.
4315 South Drive
Houston, Texas 77053
713-237-8880
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copy to

Charles D. Powell
Fulbright & Jaworski LLP
1301 McKinney, Suite 5100
Houston, Texas 77010
713-651-5151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price		Aggregate	Registration
Securities to be Registered	Registered(1)	Per Share		Offering Price	Fee
Common Stock, par value $0.0001 per share	27,235,290	$8.33	(2)	$224,371,082	$29,220.85

(1)	In addition, pursuant to Rule 416(a) under the Securities Act, the shares of common stock being registered for the selling stockholders hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock on May 21, 2014, as reported on the NASDAQ Capital Market. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholder in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

_______________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	(Subject to completion) Dated May 29, 2014

Glori Energy Inc.

27,235,290 Shares of Common Stock Offered by the Selling Stockholders

_______________

This prospectus will allow the selling stockholders named in this prospectus to offer and sell up to an aggregate of 27,235,290 shares of our common stock, par value $0.0001 per share (the “Common Stock”), from time to time, on the terms described in this prospectus or in the applicable prospectus supplement, if any. The selling stockholders acquired their shares from us in private placements of shares of common stock that closed on April 14, 2014 and May 1, 2014 and from our predecessor company, Infinity Corporation, in a private placement that occurred prior to its initial public offering on July 25, 2012. The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If the selling stockholders offer and sell the shares covered by this prospectus to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and for our financial statements.

The Common Stock is listed on the NASDAQ Capital Market under the symbol “GLRI.” As of May 28, 2014, the closing price of our common stock was $9.28.

Investing in our Common Stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our Common Stock. See “Incorporation of Certain Information By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

 _______________

The date of this prospectus is           , 2014

1

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may sell up to 27,235,290 shares of common stock. This prospectus provides you with a general description of the securities the selling stockholders may offer. If the selling stockholders offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized any selling stockholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus. You should not rely on any information or representations that are not contained in this prospectus or in the documents we incorporate by reference.

This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

In this prospectus, all references to the “Company,” “Glori Energy,” “we,” “us” and “our” refer to Glori Energy Inc., a Delaware corporation, and its consolidated subsidiaries.

2

use of certain terms

As further set forth in this Prospectus and unless otherwise indicated or where the context otherwise requires:

·	references to “Boe” refer to one barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil;

·	references to the “Business Combination” refer to the Redomestication together with the Transaction Merger;

·	references to “Founder Shares” refer to the common stock of Infinity Corp. held by the Sponsors and Infinity Corp.’s officers and directors that were issued prior to the initial public offering of Infinity Corp.;

·	references to “Glori” refer to Glori Energy Technology Inc., a Delaware corporation formerly known as Glori Energy Inc., and its subsidiaries, unless the context otherwise indicates, and the post-Transaction Merger subsidiary of Infinity Acquisition;

·	references to “Glori Energy” or “Infinity Acquisition” refer to Glori Energy Inc., a Delaware corporation formerly known as Glori Acquisition Corp.;

·	references to “Infinity Corp.” refer to Infinity Cross Border Acquisition Corporation, a British Virgin Islands business company with limited liability and, prior to the Redomestication, the parent company of Infinity Acquisition;

·	references to the “INXB Representative” refer to Infinity-C.S.V.C. Management Ltd., in its capacity under the Merger Agreement as the INXB Representative;

·	references to the “MBoe” refer to one thousand Boe;

·	references to the “Merger Agreement” refer to the Merger and Share Exchange Agreement dated January 8, 2014 by and among Infinity Corp., Infinity Acquisition, Merger Sub, the INXB Representative and Glori, as amended;

·	references to “Merger Sub” refer to Glori Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Infinity Acquisition formed for the purpose of the Transaction Merger, which, is referred to in post-Transaction Merger periods as “Glori;”

·	references to the “Redomestication” refer to the merger of Infinity Corp. with and into Infinity Acquisition, with Infinity Acquisition surviving the merger;

·	references to the “Registration Rights Agreements” refer to the (i) the Registration Rights Agreement by and among Infinity Corp., Glori Energy and the buyers thereto, dated April 14, 2014 and (ii) the Registration Rights Agreement by and among Glori Acquisition Corp. and each of the referenced holders therein, dated April 14, 2014;

·	references to “reserves” refer to estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations);

3

·	references to the “Securities Act” refer to the United States Securities Act of 1933, as amended, and references to the “Exchange Act” refer to the United States Securities Exchange Act of 1934, as amended;

·	references to the “Share Purchase Agreement” refer to that certain Share Purchase Agreement by and among Infinity Corp., Glori Energy and the buyers thereto, dated January 7, 2014;

·	references to the “Sponsors” refers to Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., each of which is a limited partnership; the general partner of each of the aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company, and, for transactions occurring after January 7, 2014, HH Energy Group, LP; and

·	references to the “Transaction Merger” refer to the transaction immediately following the Redomestication, pursuant to which Merger Sub merged with and into Glori, with Glori surviving the merger.

4

About Glori Energy Inc.

Glori Energy owns 100% of the issued and outstanding common stock of Glori Energy Technology, Inc. (“Glori”). Glori is a technology-focused energy company that deploys its proprietary biotechnology to facilitate the production of oil at less than $10 per barrel. Only about one-third of the oil discovered in a typical reservoir is recoverable using conventional oil production technology, leaving the remaining two-thirds trapped in the reservoir rock. Glori’s AERO System technology stimulates the native microorganisms that reside in the reservoir to improve the recoverability of this trapped oil. Glori derives revenues from fees earned as a service provider of its technology to third party exploration and production (“E&P”) companies, and also intends to use its technology to increase oil production in oil fields that it acquires and redevelops in the United States.

Glori has assembled a team of oil industry professionals with extensive experience in all facets of acquiring and managing oil properties. Glori intends to acquire and redevelop mature oil fields with historically long-lived, predictable production profiles that fit its criteria for the AERO System. The oil fields are mature active waterfloods, or assets with clear waterflood potential, sandstone reservoirs and onshore in the United States. Glori believes it can enhance the revenues, cash flows and acquisition returns from such oil fields through well recompletions, waterflood optimization and implementation of its AERO System of enhanced oil recovery. Glori believes this strategy will enable it to further demonstrate the efficacy of its AERO System while allowing it to capture the increase in revenues and ultimate recovery. Glori believes the acquisition of principally proved producing oil reserves, with production and cash flow history, is an economically attractive, low-risk complement to its service business, which is dependent on customer adoption of the AERO System technology. Further, by owning its own oil properties, Glori can manage the implementation of AERO System in a controlled environment and accelerate the industry adoption of the technology.

On March 14, 2014, Glori Holdings, Inc., a subsidiary of Glori, acquired from Petro-Hunt, L.L.C. (“Petro-Hunt”), among other things, certain oil, gas, and mineral leases in the Coke field and Quitman field in Wood County, Texas (collectively referred to as the “Coke Field Assets”). The Coke Field Assets are in the East Texas Basin, located in Wood County, Texas, and include total acreage of 2,446, an average Working Interest percentage of 98.2% (average of Producing well Working Interest). As of January 1, 2014, the net proved developed producing oil and natural gas reserves associated with the Coke Field Assets based upon estimates provided by William M. Cobb & Associates, Inc. (the “Cobb Reserve Report”) were 1,749 MBoe (approximately 96% oil and 4% natural gas), and for the month ended December 31, 2013, the average net daily production associated with the Coke Field Assets was 506 Boe per day (approximately 91% oil and 9% natural gas). The Cobb Reserve Report (Exhibit 99.4 of the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014) is incorporated herein by reference.

Our principal executive offices are located at 4315 South Drive, Houston, Texas 77053. Our main telephone number is (713) 237-8880. Our Internet website address is http://glorienergy.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

5

RISK FACTORS

An investment in our securities involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including: (i) our Registration Statement on Form S-4, (ii) the Annual Reports on Form 20-F filed by our predecessor company, (iii) the Reports on Form 6-K filed by our predecessor company and (iv) our Current Reports on Form 8-K. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning the Company’s proposed operations, cash flows, financial position and dividend policy. You are cautioned that such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the risk factors incorporated by reference in this prospectus or any prospectus supplement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events except as required under the federal securities laws. You should, however, review the factors and risks the Company describes in the reports the Company will file from time to time with the SEC after the date of this prospectus.

6

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our Registration Statement on Form S-4, annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is http://glorienergy.com. Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any applicable prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Registration Statement on Form S-4, filed with the SEC on January 16, 2014 and amended on February 21, 2014, March 20, 2014, April 7, 2014 and April 9, 2014, and any other amendment or report filed for the purposes of updating such descriptions; and

•	Our Current Reports on Form 8-K filed with the SEC on April 18, 2014 (as amended May 2, 2014 and May 15, 2014) and May 6, 2014.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Glori Energy Inc.

4315 South Drive

Houston, Texas 77053

(713) 237-8880

Attention: Chief Financial Officer

7

private placemenTS of common stock

Prior to July 25, 2012, our predecessor company, Infinity Corporation, issued 1,150,000 shares of common stock in a private placement.  On May 24, 2012, a 1.25-for-1 forward split of these shares was authorized thereby increasing the number of shares to 1,437,500.

Pursuant to the terms of the Merger Agreement, in exchange for all of Glori’s outstanding shares and warrants on April 14, 2014, Glori Energy issued to the stockholders and warrantholders of Glori 23,584,557 shares of Glori Energy’s common stock on a pro rata basis.

In addition, in connection with the Share Purchase Agreement, on April 14, 2014, Glori Energy issued 1,062,500 shares of common stock to certain of the selling stockholders. The Share Purchase Agreement (Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014) is incorporated by reference herein. On May 1, 2014, Glori Energy issued an additional 909,982 shares of its common stock to certain selling stockholders pursuant to their exercise of an option granted in the Share Purchase Agreement. The purchase price for each of the shares issued pursuant to the Share Purchase Agreement was $8.00 per share.

use of proceeds

We will not receive proceeds of any sale of securities by selling stockholders.

8

PLAN OF DISTRIBUTION

Pursuant to the Registration Rights Agreements, we are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the holders thereof from time to time after the date of this prospectus. The Registration Rights Agreements (Exhibits 4.1 and 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2014) are incorporated by reference herein. We will bear all fees and expenses incident to our obligation under the Registration Rights Agreements to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in various transactions, which may involve crosses or block transactions, including the following:

•	transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	transactions in the over-the-counter market;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	underwritten public offerings;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	agreements between broker-dealers and selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

9

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Certain of the Commons Stock being registered are subject to lock-up agreements. On July 19, 2012, the Infinity Corp. entered into a letter agreement (the “Letter Agreement”) with the Sponsors (attached as Exhibit 4.4 hereto), on April 14, 2014, Glori’s former stockholders and warrantholders entered into a Lock-Up Agreement (the “Lock-Up Agreement”) (Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2014), and on January 7, 2014 the Sponsors and Thomas O. Hicks entered into a letter agreement with Infinity Cross Border Acquisition Corporation (the “Sponsor Letter Agreement”) (attached as Exhibit 4.5). Pursuant to (i) the Letter Agreement and the Merger Agreement, (ii) the Lock-Up Agreement, and (iii) the Sponsor Letter Agreement, the shares of Common Stock of the Sponsors and Glori’s former stockholders and warrantholders are not transferable for one year after the completion of the Business Combination except that: (1) 50% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $9.60 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, (2) 100% of such Common Stock will be released from such lock-up arrangement if the closing price of the Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the Business Combination, and (3) if the Infinity Funds sell the Common Stock they acquire pursuant to the Share Purchase Agreement, up to 42% of the locked-up Common Stock may be released.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreements, estimated to be $144,220.85 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the shelf registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

10

selling stockholderS

We are registering the shares of Common Stock being offered by the selling stockholders in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the purchase of shares of Common Stock from the Company by certain selling stockholders pursuant to the Share Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years other than relationships described in our filings with the SEC. For additional information regarding the issuance of the shares of Common Stock being offered by the selling stockholders, see "Private Placements of Common Stock" above.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership as of May 21, 2014.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering

Infinity I-China Fund (Cayman) L.P.	1,129,323	687,964	441,359

Infinity I-China Fund (Israel) L.P.	581,151	356,087	225,064

Infinity I-China Fund (Israel 2) L.P.	499,104	306,442	192,662

Infinity I-China Fund (Israel 3) L.P.	229,189	142,993	86,196

Leon Recanati	374,996	374,996	0

HH Energy Group, LP(1)	768,750	193,750	575,000

Petro-Hunt, L.L.C.(2)	250,000	250,000	0

Kenneth F. Yontz	125,000	125,000	0

Oak Stream Investors III, Ltd	62,500	62,500	0

Jerry Meyer	60,000	60,000	0

Carter Meyer	6,250	6,250	0

KWL Minerals, Ltd.	25,000	25,000	0

GTI Ventures, LLC (3)	375,128	375,128	0

GTI Glori Oil Fund I L.P.(3)	2,446,785	2,446,785	0

The Energy and Resources Institute	726,557	726,557	0

GE Ventures Limited	945,065	945,065	0

11

NRG Cleantech Investment LLC	630,043	630,043	0

ConocoPhillips Company	315,022	315,022	0

KPCB Holdings, Inc., as nominee(4)	2,491,282	2,491,282	0

Oxford Bioscience Partners V L.P.(5)	4,103,739	4,103,739	0

MRNA Fund V L.P.(5)	92,482	92,482	0

Rawoz Technology Company, Ltd.	4,186,475	4,186,475	0

Malaysian Life Sciences Capital Fund Ltd. (6)	3,104,522	3,104,522	0

Gentry-Glori Energy Investment LLC (7)	204	204	0

Gentry-Glori Energy Investment III LLC (7)	15	15	0

Gentry Technology Fund I, LLC (7)	39	39	0

Texas ACP II, L.P. (8)	790,090	790,090	0

Texas ACP Venture Partners I, LLC (8)	1,238,074	1,238,074	0

Texas ACP I, L.P. (8)	353,404	353,404	0

Stuart M. Page (9)	91,355	91,355	0

John A. Babcock	21,421	21,421	0

Charles P. Siess, III	7,614	7,614	0

Michael McInerney	1,179	1,179	0

Thomas Ishoey	68,966	68,966	0

John Clarke (10)	1,724	1,724	0

Mark Puckett (11)	1,724	1,724	0

Cindy Feary	10,037	10,037	0

Hercules Technology Growth Capital, Inc. (12)	18,208	18,208	0

Barry Friedberg	100	100	0

12

Belfer Investment Partners, LP	100	100	0

Cheryl Greene	100	100	0

Dr. Eric Schmidt	100	100	0

Glorious Investments, LLC	100	100	0

GTI Group LLC	100	100	0

Jonathan Schulhof	100	100	0

Kathryn Litsas	100	100	0

Louis Perlman	100	100	0

Michael Schulhof	100	100	0

Pigeon Forge Investors	100	100	0

Ramesh Sobhraj	100	100	0

Richard Perle	100	100	0

Ruzgar Barisik	100	100	0

SA Capital LLC	100	100	0

Stephen Kaufman	100	100	0

Suresh Soni	100	100	0

The Brood LLC	100	100	0

Michael St-John Dinsmore	39,528	39,528	0

Michael William Allman	41,536	41,536	0

Harkishan Parekh	39,776	39,776	0

Rajendra Patel MD PC Defined Benefit Plan	36,838	36,838	0

Richard Maidman	47,232	47,232	0

Rinkov LP	25,709	25,709	0

Jamie Lawler	11,180	11,180	0

Berger Associates LLC	102,535	102,535	0

Gentry Financial Holdings Group LLC	12,823	12,823	0

Larry Aschebrook (13)	23,561	23,561	0

13

Eric Brachfeld	8,875	8,875	0

Eric Richardson	636	636	0

Evan A Haymes	14,675	14,675	0

Eric Aroesty	40,023	40,023	0

Equity Trust Company FBO Michael Bromiley	29,940	29,940	0

BHB GE LLC	98,783	98,783	0

Starchamber LLC	28,318	28,318	0

Lewis Katz Irrevocable Indenture of Trust FBO Grandchildren	40,023	40,023	0

Felix Frayman	13,695	13,695	0

Leonard Frayman	20,012	20,012	0

Glenn Gottfried IRAT	13,844	13,844	0

Stephen H Haymes	41,308	41,308	0

Steven M Israel	20,378	20,378	0

KR MAC Residential LLC	18,098	18,098	0

James W Berger	54,429	54,429	0

Michael Bromiley	35,740	35,740	0

Jivjibhai and Jyostna Desai	21,925	21,925	0

Brian W Freed	8,274	8,274	0

John Kaites	5,482	5,482	0

Bartlett McCartin	21,925	21,925	0

William McCartney	21,925	21,925	0

Elan Padeh	10,963	10,963	0

NIANP LLC	65,773	65,773	0

Barry Sternlicht	51,708	51,708	0

Hermant and Meena Desai	5,443	5,443	0

Larry Aschebrook IRAT	3,020	3,020	0

Joseph W Koeper Family 1984 Trust	10,007	10,007	0

14

Langford III, Donovan	10,007	4,525	5,482

Jamie Lawler SEP IRA	18,830	18,830	0

Marc Levin	9,440	9,440	0

Charles F Martin Family Trust	10,007	10,007	0

Robert Mulchrone	20,012	20,012	0

Ross Pangere	13,574	13,574	0

Thomas B Raterman IRAT	4,708	4,708	0

Thomas B Raterman 1996 Trust	4,532	4,532	0

Thomas and Lisa Raterman	7,136	7,136	0

John and Susan Tansey	20,012	20,012	0

Michael Unetich	40,023	40,023	0

Geoffrey and Amy Schiciano	5,443	5,443	0

Jayesh and Darsha Desai	21,925	21,925	0

Donovan Langford III	10,007	5,482	4,525

Jamie and Sarah Lawler	21,925	21,925	0

Lexi Orfanos and Ross Pangere	15,513	15,513	0

Viran LLC	32,887	32,887	0

James and Michelle Scott	10,342	10,342	0

Lewis Solimene, Jr,	16,444	16,444	0

Mark Yosowitz	21,925	21,925	0

AJZ Capital LLC	51,708	51,708	0

Richard Dickey	40,023	40,023	0

Jonathan D Weatherly IRAT	9,049	9,049	0

Jonathan Weatherly	10,963	10,963	0

Amir Gal-or	79,061	79,061	0

Avishai Silvershatz	79,061	79,061	0

Eyal Rosenthal	6,500	6,500	0

Mark Chess (14)	71,875	71,875	0

Mark B. Segall	7,503	7,503	0

15

(1)         Thomas D. Hicks is the sole member and manager of HEP-INXB LLC, the sole general partner of HH Energy Group, LP, and may be considered to have beneficial ownership of the securities owned by such entity. Mr. Hicks, a director of Glori Energy, disclaims beneficial ownership of shares of Common Stock in which he does not have a pecuniary interest.

(2)          On February 4, 2014, Glori Holdings entered into the Petro-Hunt Purchase Agreement to acquire the Coke Field Assets from Petro-Hunt. On March 14, 2014, the Coke Field Acquisition was closed. In order to satisfy its obligations pursuant to the Share Purchase Agreement, Petro Hunt contributed to Glori Energy the $2.0 million convertible note Petro-Hunt received at the close of the Petro-Hunt Purchase Agreement in exchange for 250,000 shares of Glori Energy common stock.

(3)          GTI Ventures LLC is the general partner of GTI Co-Investment L.P., which is the general partner of GTI Glori Oil Fund I L.P. GTI Holdings LLC is owned by Michael Schulhof and Jonathan Schulhof, who exercise voting and investment control over the referenced shares, and GTI Holdings LLC is the managing member of GTI Ventures LLC. All such entities, Michael Schulhof and Jonathan Schulhof, who are directors of Glori Energy, disclaim beneficial ownership of such shares except to the extent of their pecuniary interests in such shares.

(4)          Kleiner Perkins Caufield & Byers XII, LLC, or KPCB XII, KPCB XII Founders Fund, LLC, or KPCB XII FF, and individuals and entities associated with Kleiner Perkins Caufield & Byers are held for convenience in the name of “KPCB Holdings, Inc. as nominee,” for the accounts of such individuals and entities who each exercise their own voting and dispositive power over such shares. The managing member of KPCB XII and KPCB XII FF is KPCB XII Associates, LLC (“KPCB XII Associates”). Brook H. Byers, L. John Doerr, Raymond J. Lane and Theodore E. Schlein, the managers of KPCB XII Associates, exercise shared voting and dispositive power over the shares directly held by KPCB XII and KPCB XII FF.

(5)         OBP Management V L.P. is the general partner of Oxford Bioscience Partners V L.P. and mRNA Fund V L.P. Matthew Gibbs is a general partner of OBP Management V L.P. All such entities, Mr. Gibbs, a director of Glori Energy, disclaims beneficial ownership of such shares except to the extent of their pecuniary interests in such shares.

(6)         Malaysian Life Sciences Capital Fund Ltd. owns the shares. Malaysian Life Sciences Capital Fund Management Company Ltd. is the Manager of Malaysian Life Sciences Capital Fund Ltd. The following individuals comprise an Investment Committee of Malaysian Life Sciences Capital Fund Ltd.: Dr. Roger Wyse, Dr. Ganesh Kishore, En Amirul Fares Zahir, Rashidan Shah Abdul Rahim, Mr Aditya Puri and Ms Lim Su-san (alternate to Mr Aditya Puri).The members of the Investment Committee exercise shared voting and dispositive control over the shares held by Malaysian Life Sciences Capital Fund Ltd. Dr. Kishore is also the Chief Executive Officer of Malaysian Life Sciences Capital Fund Ltd and is a director of Glori Energy. Each member of the Investment Committee disclaims beneficial ownership of the shares owned by Malaysian Life Sciences Capital Fund Ltd., except to the extent of the member’s pecuniary interest.

(7)          Gentry-Glori Energy Investment LLC, Gentry-Glori Energy Investment II LLC, Gentry-Glori Energy Investment III LLC Gentry Technology Fund I, LLC. are collectively referred to as “Gentry”. Larry Aschebrook is the founder and Chief Executive Officer of Gentry Financial Holding Group LLC, which wholly-owns Gentry Venture Management LLC. Gentry Venture Management LLC is the manager for Gentry and Larry Aschebrook is the manager of Gentry Venture Management LLC. Larry Aschebrook, a director of Glori, disclaims beneficial ownership of such shares except to the extent of his pecuniary interests in such shares.

(8)         The Common Stock is owned by Texas ACP Venture Partners I, LLC, of which Advantage Capital Texas Ventures GP, LLC is sole owner (“Advantage Texas Ventures”), ACP I, LP, of which ADVTG GP I, LLC is general partner, and Texas ACP II, LP, of which ADVTG GP II, LLC is general partner. Mr. Steven T. Stull and Mr. Damon L. Rawie own a majority of the voting equity interests in Advantage Texas Ventures and each general partner listed above, have voting and dispositive authority over the shares held indirectly by these entities and therefore beneficially own such shares. Each of Mr. Stull and Mr. Rawie, a director of Glori Energy, disclaims beneficial ownership of the shares held by such entities, except to the extent of their respective pecuniary interest therein.

(9)          Mr. Page is a director and the Chief Executive Officer of Glori Energy.

(10)        Mr. Clarke is a director of Glori Energy.

(11)        Mr. Puckett is a director of Glori Energy.

(12)        On June 11, 2012, Glori entered into the loan agreement with Hercules that provided a total lending commitment of $8 million. Glori borrowed an initial $4 million upon commencement of the agreement, and the remaining $4 million in August of 2012.

(13)        Mr. Aschebrook is a director of Glori Energy.

(14)        Mr. Chess is a director of Glori Energy.

16

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Fulbright & Jaworski LLP, Houston, Texas. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The audited consolidated financial statements of Glori Energy Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited statements of revenue and direct operating expenses of the Coke Field Acquisition incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The Current Reports on Form 8-K filed with the SEC on April 18, 2014 and amended May 2, 2014 and May 15, 2014 have been audited by BDO Ziv Haft, a BDO member firm and an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

17

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the registration and distribution of the securities registered under this registration statement.

SEC registration fee	$29,220.85
Printing expenses	$30,000	*
Legal fees and expenses	$50,000	*
Accounting fees and expenses	$25,000	*
Miscellaneous expenses	$10,000	*
Total	$144,220.85	*

_____________

*	Estimated solely for the purposes of this Item. Actual expenses may be more or less.

Item 15. Indemnification of Directors and Officers.

Article IX of the Company’s Amended and Rested Certificate of Incorporation (the “Company Charter”) (Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014), which is incorporated herein by reference, provides as follows:

1.          To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

2.          The Company shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, including without limitation service with respect to employee benefit plans, against expenses (including without limitation attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

3.          The Company shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation service with respect to employee benefit plans, against expenses (including without limitation attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

4.          The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

II-1

5.          Neither any amendment or repeal of any Section of this ARTICLE IX , nor the adoption of any provision of this Certificate inconsistent with this ARTICLE IX , shall eliminate or reduce the effect of this ARTICLE IX , in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE IX , would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 145(a) of the DGCL permits a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in Section 145(a) or Section 145(b) of the DGCL or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in connection therewith, provided that indemnification provided for by Section 145 of the DGCL or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such director or officer or incurred by such director or officer in any such capacity or arising out of such director’s or officer’s status as such whether or not the corporation would have the power to indemnify such director or officer against such liabilities under Section 145 of the DGCL.

The Company’s bylaws include provisions relating to indemnification rights consistent with those set forth in the Company’s charter and also contain provisions regarding advancement to officers and directors of the Company of expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of final disposition. In addition, the Company’s bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company. The Company’s bylaws also permit the Company to purchase and maintain insurance, at the Company’s expense, to protect the Company and/or any director, officer, employee or agent of the Company or another entity, trust or other enterprise, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or modification of provisions of the Company’s bylaws affecting indemnification rights will (unless otherwise required by law) be prospective only, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

In addition, the Company is party to employment agreements with Stuart M. Page, Victor M. Perez and William M. Bierhaus III, each of which provide for various indemnity obligations by the Company. These employment agreements (Exhibits 10.2, 10.3 and 10.4, respectively, of the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014) are incorporated herein by reference.

II-2

On April 14, 2014, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each executive officer and director of the Company (each an “Indemnitee”). The Indemnification Agreements supplement the indemnification rights provided under the Company Charter and the Company’s bylaws and applicable law. The Indemnification Agreements provide, among other things, that the Company will indemnify each Indemnitee against all expenses (as defined in the Indemnification Agreements) and liabilities incurred in connection with his or her service as an executive officer or director to the fullest extent permitted by applicable law. The Indemnification Agreements also provide procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses. The foregoing description of the Indemnification Agreements with the directors of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement (Exhibit 10.16 of the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014), which is incorporated herein by reference. In addition, the Company’s Bylaws (Exhibit 3.4 of the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014) contains additional indemnity provisions which are incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Glori Energy, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

3.2	Amended and Restated Bylaws of Glori Energy Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

4.1	Registration Rights Agreement dated April 14, 2014, by and among Glori Acquisition Corp. and each of the signatories thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

4.2	Registration Rights Agreement dated April 14, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

4.3	Lock-Up Agreement dated April 14, 2014, by and among Glori Acquisition Corp, Glori Energy Technology Inc., the INXB Representative, and the signatories thereto (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

*4.4	Letter Agreement dated July 19, 2012, by and among Infinity Cross Border Acquisition Corporation and the Sponsors

*4.5	Letter Agreement dated January 7, 2014 by and among Infinity Cross Border Acquisition Corporation, the Sponsors and Thomas O. Hicks

*5.1	Opinion of Fulbright & Jaworski LLP

II-3

10.1	Share Purchase Agreement, dated January 7, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

10.3	Employment Agreement dated April 14, 2014, by and between Stuart M. Page and Glori Acquisition Corp. (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

10.4	Employment Agreement dated April 14, 2014, by and between Victor M. Perez and Glori Acquisition Corp. (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

10.5	Employment Agreement dated April 14, 2014, by and between William M. Bierhaus II and Glori Acquisition Corp. (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

*23.1	Consent of Grant Thornton LLP.

*23.2	Consent of BDO Ziv Haft

*23.3	Consent of Fulbright & Jaworski LLP (included in Exhibit 5.1)

*23.4	Consent of Grant Thornton LLP.

99.1	William M. Cobb & Associates, Inc. reserve engineer report at January 1, 2014 (incorporated by reference to Exhibit 99.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

__________

* Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by (1)(i), (1)(ii) and (1)(iii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

II-4

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2014.

Glori Energy Inc.

By:	/s/ Stuart M. Page
Stuart Page
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stuart M. Page and Victor M. Perez, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stuart M. Page	Chief Executive Officer and Director (principal	May 29, 2014
Stuart M. Page	executive officer)

/s/ Victor M. Perez	Chief Financial Officer (principal financial	May 29, 2014
Victor M. Perez	officer and principal accounting officer)

/s/ John Clarke	Director	May 29, 2014
John Clarke

Director
Larry Aschebrook

/s/ Mark Chess	Director	May 29, 2014
Mark Chess

Director
Matthew Gibbs

/s/ Thomas O. Hicks	Director	May 29, 2014
Thomas O. Hicks

Director
Dr. Ganesh Kishore

/s/ Mark Puckett	Director	May 29, 2014
Mark Puckett

/s/ Damon L. Rawie	Director	May 29, 2014
Damon L. Rawie

/s/ Jonathan Schulhof	Director	May 29, 2014
Jonathan Schulhof

/s/ Michael Schulhof	Director	May 29, 2014
Michael Schulhof

II-6

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Glori Energy, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

3.2	Amended and Restated Bylaws of Glori Energy Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

4.1	Registration Rights Agreement dated April 14, 2014, by and among Glori Acquisition Corp. and each of the signatories thereto (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

4.2	Registration Rights Agreement dated April 14, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

4.3	Lock-Up Agreement dated April 14, 2014, by and among Glori Acquisition Corp, Glori Energy Technology Inc., the INXB Representative, and the signatories thereto (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

*4.4	Letter Agreement dated July 19, 2012, by and among Infinity Cross Border Acquisition Corporation and the Sponsors

*4.5	Letter Agreement dated January 7, 2014 by and among Infinity Cross Border Acquisition Corporation, the Sponsors and Thomas O. Hicks

*5.1	Opinion of Fulbright & Jaworski LLP

10.1	Share Purchase Agreement, dated January 7, 2014, by and among Infinity Cross Border Acquisition Corporation, Glori Acquisition Corp. and each of the buyers thereto (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

10.3	Employment Agreement dated April 14, 2014, by and between Stuart M. Page and Glori Acquisition Corp. (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

10.4	Employment Agreement dated April 14, 2014, by and between Victor M. Perez and Glori Acquisition Corp. (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

10.5	Employment Agreement dated April 14, 2014, by and between William M. Bierhaus II and Glori Acquisition Corp. (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 (Registration No. 333-193387))

*23.1	Consent of Grant Thornton LLP

*23.2	Consent of BDO Ziv Haft

*23.3	Consent of Fulbright & Jaworski LLP (included in Exhibit 5.1)

*23.4	Consent of Grant Thornton LLP

99.1	William M. Cobb & Associates, Inc. reserve engineer report at January 1, 2014 (incorporated by reference to Exhibit 99.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 18, 2014 (Registration No. 333-193387))

II-7